UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21680 Haggerty Road, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	THRM	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Gentherm Incorporated 2013 Equity Incentive Plan

On May 21, 2020, the shareholders of Gentherm Incorporated (the “Company”) approved an amendment (the “Amendment”) to the Gentherm Incorporated 2013 Equity Incentive Plan (as previously amended, the “2013 Equity Plan”). The Amendment (i) increases by 2,450,000 the maximum number of shares of common stock that may be issued pursuant to awards granted under the 2013 Equity Plan and (ii) provides limits on the total value of annual compensation for any non-employee director in each calendar year.

Prior to the Amendment, the 2013 Equity Plan provided for shares of common stock available for issuance (the “Share Limit”) equal to the sum of (i) 5,500,000 shares, plus (ii) the number of shares of common stock that, as of the effective date of the 2013 Equity Plan, were subject to awards granted under the Gentherm Incorporated 2006 Equity Incentive Plan (the “Previous Plan”) and that, after the effective date of the 2013 Equity Plan, expire or are terminated, surrendered or canceled without the delivery of any shares of stock, in the case of options, or are forfeited or reacquired by the Company in accordance with the terms of the Previous Plan, in the case of unvested restricted stock awards. The Amendment increases the Share Limit by 2,450,000 shares.

Prior to the Amendment, there was no dollar limit on either cash compensation paid, or equity awards granted, to non-employee directors. The Amendment provides that the sum of any cash compensation received for service as an outside director of the Company and the grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of all equity awards granted for service as an outside director of the Company shall not exceed $600,000 in any calendar year for any individual outside director.

Except as amended by the Amendment, the other terms of the 2013 Equity Plan remain in full force and effect. A description of the terms of the 2013 Equity Plan is included in the Company’s definitive proxy statement for the 2020 annual meeting of shareholders filed with the Securities and Exchange Commission on April 21, 2020.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders of held on May 21, 2020, the Company’s shareholders: elected seven directors, each to serve for a one-year term until the 2021 annual meeting of shareholders or until a successor has been duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service; ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2020; approved (on an advisory basis) the compensation of the Company’s named executive officers; and approved the Amendment.

The final results of the voting are shown below.

Proposal No. 1 – Election of directors

Nominee	For	Withheld	Broker Non-Votes
Sophie Desormière	29,671,687	643,948	1,284,540
Phillip M. Eyler	30,151,990	163,645	1,284,540
Yvonne Hao	29,627,440	688,195	1,284,540
Ronald Hundzinski	30,051,376	264,259	1,284,540
Charles Kummeth	30,049,870	265,765	1,284,540
Byron Shaw II	30,049,935	265,700	1,284,540
John Stacey	29,672,500	643,135	1,284,540

Proposal No. 2 – Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm for the year ended December 31, 2020

For	Against	Abstain
31,524,046	73,999	2,130

Proposal No. 3 – Approval (on an advisory basis) of named executive officer compensation

For	Against	Abstain	Broker Non-Votes
25,246,769	5,025,322	43,544	1,284,540

Proposal No. 4 – Approval of the Amendment

For	Against	Abstain	Broker Non-Votes
27,812,509	2,497,503	5,623	1,284,540

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to the Gentherm Incorporated 2013 Equity Incentive Plan, effective as of May 21, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Wayne Kauffman
Wayne Kauffman
Vice President and General Counsel

Date: May 26, 2020

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